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                                LICENSE AGREEMENT

                                     between

IAT AG, Aarestrasse 17, CH-5300 Vogelsang-Turgi

                                                             (hereinafter "IAT")

                                       and

Sony Electronics Inc., San Diego, California, USA

                                                        (hereinafter "Licensee")


Whereas Licensee wishes to use certain products of IAT as defined in the Annex (the "PRODUCTS") to evaluate, develop or produce an application based on the TMS 320 C 8X processor (the "Application");

Whereas IAT is willing to license such PRODUCTS useful for such purposes;

Whereas IAT is the owner of any copyright, know-how, patent, trade mark, trade secret or other proprietary right necessary for the purpose of this Agreement ("intellectual property rights") or has from its suppliers the right to license the use of the PRODUCTS; and

Whereas the parties agree that the annex to this agreement (the "Annex") shall be an integral part of this agreement (both collectively hereinafter the "Agreement").

Now, therefore, the parties agree as follows:

1.   License

1.1 IAT hereby grants to Licensee a non-exclusive, non-transferable, non-assignable license to use the PRODUCTS solely in conjunction with systems designed exclusively for one of TMS 320 product families and on the conditions set forth herein only for the pur-



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                                      - 2 -

     poses of evaluation, development or production of the Application and demonstration of the Application by Licensee to third parties. Licensee shall not use the PRODUCTS for the benefit of any third party and has no right to sub-license or distribute the PRODUCTS except as expressly provided for in this Agreement.

1.2 Licensee may use, modify, compile, or otherwise develop as applicable, a software program ("Modified Application Program") and/or a hardware reference design ("Modified Hardware Reference Design"), which may be original or derivative with respect to the PRODUCTS, for use solely in conjunction with systems designed exclusively for one of the TMS 320 product families. Any modification made by Licensee shall be the property of Licensee, but Licensee shall not acquire any rights in the PRODUCTS. "Modifications" is defined as additions to the existing code or replacement or changes to the existing code.

1.3 Licensee may use the PRODUCTS only in its premises or any other location / place / territory as defined in the Annex.

1.4 IAT shall transmit to Licensee under the terms of this Agreement its most recent version of the PRODUCTS which are designed for the system as defined in the Annex. No title to, or ownership of the PRODUCTS or the information contained in it is transferred to Licensee, and Licensee agrees that its receipt and use shall be subject to the terms and conditions set forth in this Agreement.

1.5 Any and all intellectual property rights, whether registered or not, with respect to the PRODUCTS or any part thereof remain the sole property, right, title and interest of IAT or its suppliers. Nothing in this Agreement shall be deemed to be a transfer of intellectual property rights. Licensee acknowledges that it acquires only such rights of use as explicitly granted in this Agreement.

1.6 Licensee may make one copy of the PRODUCTS for internal back-up purposes. Licensee agrees that as a condition for obtaining its rights hereunder, each copy of the PRODUCTS of any portion thereof or documentation therefor, shall contain a valid copyright notice and any other proprietary notices, including the copyright notices of IAT or IAT's suppliers, which appear on or in the PRODUCTS and documentation delivered to Licensee hereunder or as IAT may require from time to time, in order to protect IAT's copyright and other ownership interests. Presence of a copyright notice does



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                                      - 3 -

     not constitute an acknowledgment of publication. Licensee shall reproduce on the copy of the PRODUCTS, and on all copies of the Modified Application Program or the Modified Hardware Reference Design, all copyright notices and any other proprietary notices exactly as and where they appear on the PRODUCTS delivered, or as closely as possible where a change in media precludes exact reproduction.

1.7 Licensee shall maintain any source code of the PRODUCTS as confidential, and shall not disclose, distribute, or disseminate any such source code to any third parties.

1.8 Subject to mandatory law, Licensee is expressly prohibited from reverse compiling, reverse assembling, and reverse engineering any portion of the PRODUCTS provided in object format.

2.   Compensation

     For such license as defined in art. 1.1, Licensee shall pay the compensation in the amount and according to the terms as listed in the Annex.

3.   Support and Maintenance

     Except as otherwise provided for in the Annex, IAT shall have no obligation with respect to support or maintenance of the PRODUCTS.

4.   Updates etc.

     Unless otherwise provided for in the Annex, nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise, expressly, impliedly, or otherwise, for any invention, discovery or improvement (i.e. updates) made, conceived or acquired by IAT prior or after the date of this Agreement.

5.   Warranty

     All PRODUCTS and information are furnished "as is" and IAT gives not warranty, express, implied or statutory, including any implied warrant of merchantability or fitness for a particular purpose as to such PRODUCTS or its use by Licensee. In particu-



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     lar, IAT gives no warranty with respect to the success of any developments, projects or productions made by Licensee based on the PRODUCTS.

6.   Disclaimer and Limitation of Liability

     IAT may only be held liable for any damages if and when such damages are proved to have been caused by willful default or gross negligence of IAT. The Licensee is self-responsible for any commercial success resulting from the PRODUCTS.

7.   Product liability

     Licensee is obligated to maintain an appropriate product liability insurance. Licensee indemnifies IAT with respect to all claims by third parties based on product liability. Licensee also holds IAT harmless for any claims by third parties based on statements by the Licensee with respect to the PRODUCTS.

8.   Export

     Licensee hereby agrees that it will not knowingly export or re-export, directly or indirectly, (i) PROPRIETARY INFORMATION (technical data as defined in the US Export Administration Regulations or by governmental authorities) received from IAT under this Agreement, or (ii) any immediate product, process or service directly produced by the use of such PROPRIETARY INFORMATION, to any destination to which such export or re-export is restricted or prohibited by US or non-US law, without obtaining prior authorization from the competent governmental authorities as required by those laws. This provision shall survive expiration, termination or cancellation of this Agreement.

9.   License to Distribute

9.1 Licensee shall not distribute any Modified Application Program or Modified Hardware Reference Design or other items based on the PRODUCTS without first obtaining a distribution license from IAT according to art. 9.2.


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                                    - 5 -

9.2 Licensee shall, if so expressly provided for in the Annex, under the conditions and upon payment of the amount listed in the Annex, be granted a non-exclusive, worldwide license to distribute any part of the PRODUCTS forming part of a Modified Application Program or a Modified Hardware Reference Design. Said right to distribute shall only be for use in conjunction with the Application.

     The following terms and conditions shall apply to said license to distribute (if any):

     a) Licensee shall ensure that a valid, enforceable and written license agreement is entered into containing the same restrictions on disclosure of the Modified Application Program, the Modified Hardware Reference Design and/or PRODUCTS as those contained in this Agreement as well as a reasonable restriction on reverse compilation thereof.

     b) Licensee shall ensure that all sub-licensees must reproduce on every copy made for backup purpose, all copyright notices as they appear on or in the PRODUCTS.

10.  Secrecy and Security

10.1 Neither party shall publicly announce or publicly disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other party.

10.2 Licensee will provide physical security measures for the prevention of unauthorized access to or use of the PRODUCTS similar to those used for its own products of similar nature. In addition, Licensee undertakes that use of and access to the PRODUCTS will be limited to those of its employees being in charge of the design and simulation of the Application and that such employees have undertaken to comply with the obligations concerning use and non-disclosure of PRODUCTS and other proprietary information provided to Licensee under this Agreement.

10.3 Licensee agrees that it will not make or permit to be made, without IAT's prior written consent, any copies of the PRODUCTS except as may be required for routine system backup or for development of the Application. Licensee shall reproduce on all such authorized copies of the PRODUCTS all copyright notices and proprietary legends exactly as and where they appear on the PRODUCTS delivered, or as closely as possible



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                                      - 6 -

     here a change in media precludes exact reproduction. Licensee will not transfer the PRODUCTS, or copies thereof, to any third party.

10.4 Licensee agrees that it will not disclose to any other person, firm or corporation, or use except as permitted by this Agreement, PRODUCTS and any other information received from IAT that is marked STRICTLY PRIVATE, INTERNAL DATA, PROPRIETARY or other comparable legend ("Confidential Information").

10.5 Information shall not be deemed Confidential Information and Licensee shall have no obligation under this Agreement with respect to any information which:

     a)   is already known to Licensee, or

     b)   is or becomes publicly known through no wrongful act of Licensee, or

     c) is rightfully received from a third party without similar restriction and without breach of this Agreement, or

     d)   is independently developed by Licensee, or

     e) is furnished to a third party by IAT without a similar restriction on the third party's rights, or

     f)   is approved for release by written authorization of IAT.

11.  Notices

     Any notice relating to this Agreement shall be deemed given when sent by registered mail with proof of delivery to carrier, or to the other party at the address listed in the Annex.

12.  Integration

     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any offi-




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     cial representative thereof. This Agreement shall be modified only by an instrument in writing and signed by duly authorized representatives of the parties.

     Should the terms of the Annex be in conflict with this Agreement, the Annex shall prevail.

13.  Term and Termination

13.1 This Agreement is concluded for a period of three (3) years and shall be automatically extended for successive one (1) year periods unless terminated as provided herein.

13.2 IAT may, in its sole discretion, terminate this Agreement at any time in the event of a breach by Licensee, with forty-five (45) days prior written notice from IAT, and failure to cure by Licensee within that forty-five
     (45) day period, or if one of IAT's suppliers terminates an agreement relevant for this Agreement.

13.3 After three (3) years, either party may, in its sole discretion, terminate this Agreement at any time with thirty (30) days prior written notice.

13.4 Upon termination, Licensee shall transfer to IAT all PRODUCTS and information received and cease to use such PRODUCTS and information.

14.  Non-Competition Clause
     N/A

15.  Governing Law and Jurisdiction

15.1 This Agreement shall be governed by the laws of Switzerland.

l5.2 Any dispute arising out of or in connection with this Agreement or any future agreement related hereto shall be exclusively settled by the competent court at the domicile of IAT.

     IAT has, however, the right to bring any claim before the competent courts at the domicile of Licensee.




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In witness whereof, the parties agree that the effective date of this Agreement shall be:

IAT:                                     Licensee:
By:       /s/ Viktor Vogt                By:           /s/ Tei Iki
          ----------------------                       ---------------------
Name:     Dr. Viktor Vogt                Name:         Tei Iki
Title:    CEO                            Title:        Sr. Vice President
Date:     July 18, 1997                  Date:         July 23, 1997







Enclosure: Annex
----------------

IAT Software Use Agreement 0407 - MG/hu







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                                      ANNEX

                                       to

                                LICENSE AGREEMENT

                              dated April 30, 1997

                                concluded between

IAT AG, Aarestrasse l7, CH-5300 Vogelsang-Turgi

                                       and

SONY Electronics Inc., San Diego, California, USA

1.   Compensation and Payment Terms

l.l  Licensee shall deliver two (2) Mini 1000's to IAT free of charge.

2.   Product, System and Location

2.1  IAT Products Licensed by Licensee
     H.221 / H.242 / H.230 - library, running on TMS 320 C80/50 MHz

2.2  License according to 1.1 is granted world-wide.

2.3  Target Product of Licensee
     Mini 1000

3.   Support
     IAT will provide free of charge a support of five (5) man-days within six
     (6) months after delivery at IAT site in Bremen.

     For additional support IAT will charge, and Licensee agrees to pay, a support fee of USD l50,- per hour.


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4.   Up-dates etc.

4.1 IAT will provide free of charge updates of products as defined in this ANNEX, item 2.1 within one (1) quarter after delivery.

4.2  Not covered are functional upgrades.

5.   License to Distribute

5.1 Licensee is entitled to distribute the Target Product of Licensee as defined in this ANNEX, Item 2.2 subject to the provisions of art. 9.2 and subject to 1. Compensation and Payment Terms of this ANNEX.

5.2 In case of termination of the License Agreement as defined in art. 13.3, Licensee is still entitled to distribute the Target Product of Licensee as defined in this ANNEX, Item 2.2 subject to the provisions of art. 9.2 and subject to 1.

6.   Others
     Sony may disclose the source code to independent contractors in order to modify the IAT software, provided that the independent contractors comply with the terms of this license agreement. Licensee is fully responsible for such compliance.

7.   Notices

     Licensee:                                    IAT:

     SONY ELECTRONICS, INC.                       IAT AG

     San Diego, California                        Vogelsang-Turgi, Switzerland

     Tei Iki                                      Dr. Victor Vogt

     Sr. Vice President                           CEO


Place, Date San Diego, July 23, 1997,             Vogelsang, July 18, 1997




     /s/ Tei Iki                                  /s/ Victor Vogt
     --------------------                         --------------------
     Licensee                                     IAT


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